                                                                     EXHIBIT 2.1

                              COMBINATION AGREEMENT

          THIS COMBINATION AGREEMENT (this "Agreement") is dated as of December 3, 2001 by and between Roxio, Inc., a Delaware corporation ("Parent") and MGI Software Corp., an Ontario corporation (the "Company").

                                   BACKGROUND

          A. Parent and the Company desire that Parent acquire all of the outstanding shares of the Company by way of an Arrangement (as defined herein) under Ontario law.

          B. Parent and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Arrangement and also to prescribe various conditions to the Arrangement.

          C. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain Significant Stockholders of the Company (as defined herein) have entered into an agreement with Parent (the "Significant Stockholder Agreement") pursuant to which the Significant Stockholders have, among other things, agreed to vote their Company Common Shares (as defined in Section 3.1(c)(i)) in favor of the Arrangement.

                                    AGREEMENT

          In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                 THE ARRANGEMENT

          SECTION 1.1  Implementation Steps. The Company covenants in favor of
                       --------------------
Parent that it shall do the following, and Parent covenants in favor of the Company that it shall cooperate with the Company in performing such covenants:

          (a) as soon as reasonably practicable after the date hereof, apply to the Court in a manner acceptable to Parent, acting reasonably, under section 182(5) of the OBCA for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order and in connection therewith, the Company shall mail to each shareholder of record of the Company and file as required by the Interim Order and applicable Laws the Circular (defined in Section 3.1(d)(i)) which shall provide, among other things, notice to each such shareholder of the hearing to be held by the Court to approve the fairness of the Arrangement (the "Hearing"); the Company agrees not to take any action which would constitute an impediment to the appearance of such shareholders at the Hearing; the Company shall notify the Court prior to the Hearing that, if the Court approves the Arrangement, the shares of Parent Common Stock to be issued in accordance with the terms of this Agreement (the "Parent Common Shares") will not require registration under the Securities Act by virtue of the Court's approval pursuant to Section 3(a)(10) of the Securities Act;

          (b) as soon as reasonably practicable after the date hereof, convene and hold the Company Meeting for the purpose of considering the Special Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

          (c) except as required for quorum purposes, not adjourn (except as required by applicable law or by valid shareholder action), postpone or cancel (or propose for adjournment, postponement or cancellation) the Company Meeting, without Parent's prior written consent; provided, however, that Parent's consent shall not be required for any adjournment of the Company Meeting if: (i) the Company accepts, approves, recommends, or enters into a Superior Proposal in accordance with the provisions of Section 4.2 of this Agreement, and (ii) the Company is adjourning the meeting for a period of not greater than 45 days to facilitate the consideration of the Superior Proposal by the holders of Company Common Shares at such meeting and, in connection therewith, the Company's amendment of the notice of meeting and the Company's and/or any other person's preparation and circulation of required proxy solicitation or other notices or materials prescribed by applicable laws;

          (d) subject to the enactment of the Special Resolution and subject to complying with any other relevant provisions of the Interim Order, as soon as reasonably practicable after the Company Meeting, apply to the Court under section 182(5) of the OBCA for the Final Order approving the Arrangement, and thereafter proceed with and diligently pursue the obtaining of the Final Order;

          (e) subject to obtaining the Final Order, as soon as reasonably practicable thereafter, and subject to the satisfaction or waiver of the other conditions contained in this Agreement in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under section 183 of the OBCA to give effect to the Arrangement;

          (f) instruct counsel acting for the Company to bring the applications referred to in Sections 1.1(a) and 1.1(d) in cooperation with counsel to Parent; and

          (g) permit Parent and its counsel to review and comment upon drafts of all material (excluding any fairness opinion prepared by National Bank Financial Inc.) to be filed by the Company with the Court in connection with the Arrangement prior to the service and filing of that material and give reasonable consideration to such comments and all information regarding the Arrangement and Parent; the Company shall also provide counsel to Parent on a timely basis with copies of any notice of appearance and evidence served on the Company or its counsel in respect of the application for the Final Order or any appeal therefrom and of any notice (written or oral) received by the Company indicating any intention to appeal the Final Order.

          SECTION 1.2   Interim Order. The notice of motion for the application
                        -------------
referred to in Section 1.1 (a) shall request that the Interim Order provide:

          (a) for the class of persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

          (b) that the requisite shareholder approval for the Special Resolution shall be two-thirds of the votes cast on the Special Resolution by holders of Company Common Shares present in person or represented by proxy at the Company Meeting;

          (c) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting; and

          (d) for the grant of the Dissent Rights.

          SECTION 1.3  Articles of Arrangement. The Articles of Arrangement
                       -----------------------
shall, with such other matters as are necessary to effect the Arrangement, implement the Plan of Arrangement and without limiting the generality of the foregoing, provide substantially that, commencing at the Effective Time, the following steps shall occur in the following order:

          (a) such technology, assets and other rights of the Company as may be identified by Parent shall be transferred at fair market value by the Company to Roxio CI Ltd., a wholly-owned subsidiary of Parent organized under the laws of the Cayman Islands;

          (b) the SRP Rights (as defined in Section 3.1(c)(iv)) under the Shareholder Rights Plan (as defined in Section 3.1(c)(iv)) be terminated for no consideration;

          (c) each Company Common Share held by a shareholder of the Company, other than (i) a shareholder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of his Company Common Shares or
(ii) Company Common Shares held by Parent or any affiliate thereof which shall not be exchanged under this Arrangement and shall remain outstanding as Company Common Shares held by Parent or any affiliate thereof, shall, without any action on the part of any of the parties hereto or any holder of securities of the Company or Parent, be transferred by the holder thereof to Parent in exchange for a fraction of a Parent Common Share calculated in accordance with Article II hereof;

          (d) the names of the holders of the Company Common Shares transferred to Parent under Section 1.3(c) shall be removed from the applicable registers of shareholders, and Parent shall be recorded as the registered holder of the Company Common Shares so exchanged and shall be deemed to be the legal and beneficial owner thereof; and

          (e) such other matters as are necessary to effect the Arrangement.

          SECTION 1.4  Alternative Structure. At the option of Parent, the
                       ---------------------
Company agrees to modify this Agreement, the Plan of Arrangement and any other documents contemplated thereby, to reflect an alternative structure whereby one or more subsidiaries of Parent, or any other structure, may be used for the purpose of allowing Parent to structure the transaction in such a way as to qualify as a qualified stock purchase for U.S. federal income tax purposes; provided, however, that any such modifications: (i) do not create material adverse tax, securities law or other legal or other consequences of any kind for the shareholders of the Company, (ii) shall not result in the shareholders receiving consideration per share that is less than the consideration per share provided for hereunder, (iii) shall not impair the liquidity of any shares issued to the shareholders in connection with such consideration or impose any additional trading restrictions of any kind on such shareholders, (iv) do not in any way relieve Parent of its material obligations under this Agreement, and (v) provide that such subsidiaries of Parent make and/or be bound by the applicable representations, warranties and covenants contained in this Agreement. In connection therewith, the Company agrees to apply for one or more required exemption orders from the applicable securities regulatory authority. Roxio shall bear all additional costs whatsoever associated with implementing any alternative structure as contemplated herein.

                                   ARTICLE II

    EFFECT OF THE PLAN OF ARRANGEMENT ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.1   Exchange of Company Common Shares. The fraction of a
                        ---------------------------------
Parent Common Share referred to in Section 1.3(c) above shall be calculated by dividing (rounded upwards, if necessary, to the nearest five decimal places) (i) the Number of Issuable Shares of Parent Common Shares (as defined below) by (ii) the "Fully Diluted Number of Shares of the Company" (as adjusted pursuant to Section 2.3, the "Exchange Ratio"). Subject to any reduction pursuant to Section 2.3(a) and 2.3(b) below, the "Number of Issuable Shares of Parent Common Shares" is 2,298,777 shares. The "Fully Diluted Number of Shares of the Company" means the number of Company Common Shares issued and outstanding immediately prior to the Effective Time after taking into account the exercise of any outstanding options and warrants or other rights. For greater certainty, the Fully Diluted Number of Shares of the Company shall exclude any Company Common Shares issuable upon the exercise of any Warrants (as defined below) which, pursuant hereto, the Plan of Arrangement or the terms of such Warrants, are redeemed or terminated by the Company prior to the Effective Date or are assumed by the Parent at the Effective Time in accordance with and subject to the terms of section 2.2 of this Agreement, provided that such Warrants have not been exercised on or prior to the Effective Date.

          SECTION 2.2   Treatment of Stock Options; Warrants. The Company shall
                        ------------------------------------
accelerate and terminate prior to the Effective Time, all outstanding Stock Options of the Company as described in Section 5.16 below. The Company shall either (i) redeem and/or terminate all outstanding warrants (the "Warrants") prior to the Effective Time, with no continuing obligation or liability of the Company or the Parent in connection therewith after the Effective Time, or (ii) deliver to the Parent a legal opinion from U.S. and Canadian counsel, such opinions and counsel to be reasonably acceptable to Parent, stating that the issuance of replacement warrants to the holders of Warrants, if applicable, and the issuance of shares of Parent Common Stock upon exercise of the Warrants or such replacement warrants, as applicable, in each case without registration under Canadian and United States (federal and state) securities laws, will not violate any Law or, in the case of the opinion to be provided by Canadian counsel, constitute a breach of the terms of the Warrants or any related agreements.

          SECTION 2.3   Adjustments to Exchange Ratio.
                        -----------------------------

          (a) Net Working Capital/Net Stockholders' Equity Adjustment. In the
              -------------------------------------------------------
event that (i) the Net Working Capital of the Company or (ii) the Net Stockholders' Equity of the Company (the definition of, and method of calculation for, both terms as set forth in Exhibit 2.3 hereto), as reflected in
                                            -----------
the Company's Balance Sheet, is less than CAD $2.5 million, the Number of Issuable Parent Common Shares shall be reduced, in addition to any reduction under Section 2.3(b) below, by a number of shares equal to (x) the greater of
(A) CAD $2.5 million minus Net Working Capital and (B) CAD $2.5 million minus Net Stockholders' Equity, divided by (y) US $15.97.

                  (i) Determination of Net Working Capital/Net Shareholders'
                      ------------------------------------------------------
Equity Adjustments. No later than the eighth (8) Business Day prior to the
------------------
anticipated Effective Date, the Company shall prepare and deliver to Parent (i) a balance sheet of the Company, prepared in accordance with the Company's Interim Financial Statements and GAAP (as both terms are defined in Section 3.1(e)(3)), dated not later than ten (10) Business Days prior to the Effective Date (the "Company Balance Sheet") and (ii) a statement, certified by the chief financial officer of the Company, setting forth the Net Working Capital and Net Shareholders Equity of the Company (the "Company Statement"). The Company Statement shall be prepared in accordance Exhibit 2.3 and in a manner consistent with the policies and principles used by the Company in connection with the preparation of the Company Balance Sheet (other than as specifically provided herein and in Exhibit 2.3). Upon delivery of such statement by the Company, the Company shall provide Parent and its representatives with full access to the officers, employees, agreements, and books and records of the Company and each of its subsidiaries in order to allow Parent and its representatives to verify the accuracy of the Company Balance Sheet and information contained in the Company Statement.

         In the event that Parent does not object to the determinations contained in the Closing Balance Sheet or Company Statement by written notice of objection (the "Notice of Objection") delivered to the Company by 12:01 a.m. (Toronto time) on the third (3rd) Business Day after the date of receipt by Parent of the Company Balance Sheet and the Company Statements, such determinations shall be deemed final and binding for purposes of this Section
2.3. If, in accordance with the immediately preceding sentence, Parent delivers a Notice of Objection to the Company, (i) the Company and Parent shall promptly and in good faith endeavor to mutually agree in writing upon any disputed determination(s); and (ii) the Company and Parent shall promptly submit to an agreed upon third party auditor from one of the leading audit and accounting firms (the "Arbitrator") their respective determination of the disputed determination(s) which shall, in each case, quantify in reasonable detail the items constituting such determination(s). In the event that mutual agreement cannot be reached with respect to any such determination(s) within two (2) Business Days after receipt by the Company of the Notice of Objection, then any remaining disputed determination(s) shall be resolved by the Arbitrator. The Company and Parent shall use their commercially reasonable efforts to cause the Arbitrator to render a decision in accordance with this Section 2.3(a)(i), along with a statement of reasons therefor, within three (3) Business Days after each party has submitted its respective determination(s) to the Arbitrator. The decision of the Arbitrator shall be limited, with respect to each of the disputed determinations to either the determination(s) submitted by (x) the Company or (y) Parent, and such decision shall be final and binding upon each party hereto and shall constitute an arbitral award upon which a judgment may be entered by a court of competent jurisdiction. The costs and expenses of the Arbitrator shall be shared equally by Parent and the Company.

         (b)  Line of Credit Adjustment. In addition to any adjustments under
              -------------------------
Section 2.3(a) above, the Number of Issuable Parent Common Shares shall be further reduced by a number of shares equal to (x) the total amount of principal and interest outstanding as of the Closing Date under that certain Line of Credit Agreement (the "Line of Credit") by and between the Company and an affiliate of Parent, divided by (y) US $15.97.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties of the Company. Except as
                     ---------------------------------------------
set forth in the section of the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") that specifically relates to the corresponding numbered section of this Article III, Section 3.1, the Company represents and warrants to Parent as follows:

         (a)  Organization, Standing and Corporate Power.
              ------------------------------------------

                  (i) The Company and each of its subsidiaries (defined below) is a corporation or legal entity duly incorporated, validly existing and in good standing under the Laws (defined in Section 3.1(k) below) of the jurisdiction in which it is organized and has the requisite corporate, partnership or other similar power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had, and would not reasonably be expected to have, a material adverse effect on the Company (defined below). The Company has delivered to Parent complete and correct copies of its articles of amalgamation and by-laws and the articles of incorporation and by-laws or other organizational documents of its subsidiaries, in each case as amended to the date of this Agreement.

                  (ii) For purposes of this Agreement, "subsidiaries" means, when used with reference to any party, any corporation or other entity or organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests, which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other entity or organization, are directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries; and "material adverse effect" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or would reasonably likely be, material and adverse to (i) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or prospects of such entity and its subsidiaries, taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

         (b)  Subsidiaries. The Company Disclosure Schedule lists each
              ------------
subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, beneficially or of record, any capital stock or other ownership interest or investment in any corporation, partnership, joint venture or other entity.

         (c)  Capital Structure.
              -----------------

                  (i) The authorized capital stock of the Company consists of an unlimited number of Common Shares of the Company (the "Company Common Shares"). At the close of business on December 3, 2001, (i) 42,449,967 Company Common Shares were issued and outstanding, (ii) 5,093,363 Company Common Shares were subject to outstanding options, warrants or other rights to acquire Company Common Shares ("Options"), (iii) 3,520,863 Company Common Shares were subject to outstanding stock options under the Employee Stock Option Plan ("Stock Options"), (iv) 1,572,500 Company Common Shares were subject to outstanding warrants, and (v) 42,535 Company Common Shares have been issued under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan of the Company has been terminated.

                  (ii) The Company Disclosure Schedule sets forth a complete and correct list of all holders of outstanding Stock Options as of such date, including each such person's name, the number of Stock Options (vested, unvested and total) held by such person as of December 3, 2001 and the exercise price for each such option. Other than the acceleration of stock options described in
Section 5.16 below, the consummation of the Arrangement and the other transactions contemplated hereby will not trigger, with respect to any Stock Options, the acceleration of vesting provisions of any outstanding Stock Option.

                  (iii) Except as set forth above, at the close of business on December 3, 2001, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights of the Company or any of its subsidiaries and no outstanding limited stock appreciation rights or other rights to redeem for the Company or any of its subsidiaries options or warrants of the Company or any of its subsidiaries. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or its subsidiaries may vote. Except as set forth above or in the Company Disclosure Schedule, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, entitlements, understandings, commitments, agreements, arrangements or undertakings of any kind (preemptive, contingent or otherwise) to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, entitlement, understanding, commitment, agreement, arrangement or undertaking. Other than as contemplated by section 2.2 of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance (other than royalty payments under the license agreements described in Section 3.1(o)) of the Company or any of its subsidiaries or assets or calculated in accordance therewith or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act, or a prospectus under Canadian securities Laws, or which otherwise relate to the registration or qualification for public sale of any securities of the Company.

               (iv) The entering into of this Agreement by the Company will not give rise to a Flip in Event (as defined in the Shareholder Rights Plan (defined below)) or cause the SRP Rights (defined below) to separate under the Shareholder Rights Plan. For purposes of this Agreement, (A) the "Shareholder Rights Plan" means the Shareholder Rights Plan Agreement made between Company and The Trust Company of Bank of Montreal as of April 23, 1999; and (B) "SRP Rights" means the rights issued pursuant to the Shareholder Rights Plan.

        (d) Authority; Noncontravention.
            ---------------------------

               (i) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Shareholder Approval and compliance with applicable laws and the terms of any Interim Order and Final Order, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Arrangement and the other transactions contemplated by this Agreement have been duly authorized by the Company's Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, or the transactions contemplated hereby other than: (A) the Company Meeting, the Management Proxy Circular relating to the Company Meeting (the "Circular") and other matters relating solely thereto;
(B) with respect to the completion of the Arrangement, the approval of the Arrangement by the requisite votes cast by the shareholders of the Company as required by the Interim Order (the "Company Shareholder Approval"); (C) the approval of any amendment to the employee stock option plan in accordance with section 5.16 of this Agreement by the Board of Directors or shareholders of the Company, as applicable; and (D) the approval by the holders of any Warrants of any amendments to any warrant certificates or trust indentures relating to such Warrants required in connection with section 2.2 of this Agreement, as applicable.

               (ii) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws (defined in Section 3.1(k) hereof) affecting creditors' rights generally, and to general principles of equity and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency. The execution and delivery of this Agreement does not, and the consummation of the Arrangement and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) (A) any loan or credit agreement, note, bond, mortgage, indenture, or real estate lease, or (B) any material equipment lease or other agreement, instrument, permit, concession, franchise or license, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in Section 3.1(d)(iv) below, any Laws, judgments or decrees applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

               (iii) The Board of Directors of the Company has (A) determined unanimously that the Arrangement is fair to the holders of the Company Common Shares and is in the best interests of the Company, and (B) determined unanimously to recommend that the holders of the Company Common Shares vote in favor of the Arrangement.

               (iv) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company or Parent of the Arrangement or the other transactions contemplated by this Agreement, except for (A) any approvals required by the Interim Order,
(B) the Final Order, (C) filings with the Director under the OBCA and the filings required under applicable Canadian securities laws, (D) relief from securities regulatory authorities in certain Reporting Jurisdictions (defined in Section 3.1(e)(i) hereof) exempting the issuance of Parent Common Shares pursuant to the Arrangement and, if applicable, pursuant to the exercise of any Warrants from the registration and prospectus filing requirement and any applicable resale provisions under Canadian securities Laws and relief from OSC Rule 54-501 exempting the Company from the requirement to reconcile to Canadian generally accepted accounting principles financial statements of Parent included in the Circular and other requirements relating thereto, and (E) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

       (e)  Publicly Filed Documents; Financial Statements; Absence of Changes.
            ------------------------------------------------------------------

                  (i) The Company is a reporting issuer under the securities legislation of each of the provinces of Canada in which such concept exists and has equivalent status in the provinces in which such concept does not exist (collectively, such provinces being the "Reporting Jurisdictions"). The Company is not in default of the filing requirements of the securities legislation of any of the provinces of Canada. The Company Common Shares are listed on The Toronto Stock Exchange.

                  (ii) The Company has timely filed true and complete copies of all required forms, reports and documents with the securities regulatory authorities in each Reporting Jurisdiction, in the case of British Columbia since May 2000, in the case of Ontario and Quebec, since January 31, 1998, and in the case of the other Provinces of Canada with such requirements, since January 31, 2001 (each such date being the date such filings were first required by applicable law), each of which has complied in all material respects with all applicable requirements of the securities legislation in each such jurisdiction, each as in effect on the dates such forms, reports and documents were filed. The Company has made available to Parent its Annual Information Forms for each of the fiscal years ended January 31, 1999, 2000 and 2001, all management information circulars relating to meetings of the Company's shareholders held since January 31, 1998 and all other reports or prospectuses filed with a securities regulatory authority in a Reporting Jurisdiction since January 31, 1998 (such forms, circulars, reports and prospectuses are collectively referred to as the "Company Public Documents"). None of the Company Public Documents, including without limitation, any financial statements, exhibits or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with the requirements of applicable securities Laws. The Company has not filed any confidential material change report with any securities regulatory authority, stock exchange or other self-regulatory authority which at the date hereof remains confidential.

                  (iii) The audited financial statements of the Company for the fiscal years ended January 31, 1999, 2000 and 2001, and the unaudited financial statements of the Company for the six month period ended July 31, 2001 (the "Interim Financial Statements"), copies of which have been made available to Parent, comply as to form in all material respects with the published rules and regulations of applicable securities regulatory authorities and fairly present the consolidated financial condition of the Company and its consolidated subsidiaries as of such dates and the results of the operations of the Company and its consolidated subsidiaries for the periods ended on such dates, all in accordance with Canadian generally accepted accounting principles ("GAAP") consistently applied (subject, in the case of the Interim Financial Statements, to the absence of notes and to normal year-end adjustments). For purposes of clarity, the Company hereby represents that its accounting for software revenue recognition is in accordance with U.S. generally accepted accounting principles.

                  (iv) Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether accrued, contingent or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP, and there is no existing condition, situation or set of circumstances which could be expected to result in such a liability or obligation, except (A) liabilities or obligations adequately provided for or fully disclosed in the Interim Financial Statements, and (B) liabilities or obligations incurred since July 31, 2001 in the ordinary course of business consistent with past practice which have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

          (f)  Information Supplied. None of the information supplied or to be
               --------------------
supplied by the Company specifically for inclusion or incorporation by reference in (i) the filings to be made by Parent in the Canadian provinces in connection with the Arrangement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Circular will, at the date it is first mailed to the Company's shareholders or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Circular will comply as to form in all material respects with the requirements of applicable Canadian securities Laws, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Circular.

          (g)  Absence of Certain Changes or Events. Since January 31, 2001 (the
               ------------------------------------
"Audit Date"), the Company and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and, with the exception of the transactions contemplated by this Agreement, there has not been:

                  (i) any event, occurrence or development which has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any securities of the Company or of any of its subsidiaries;

                  (iii) any amendment of (or agreement to amend) any term of any outstanding security of the Company or of any subsidiary of the Company;

                  (iv) (A) any incurrence or assumption (or agreement to incur or assume) by the Company or any subsidiary of the Company of any indebtedness for borrowed money or (B) any guarantee, endorsement or other incurrence or assumption of (or agreement to guarantee, endorse, incur or assume) liability (whether directly, contingently or otherwise) by the Company or any subsidiary of the Company for the obligations of any other person (other than any wholly owned subsidiary of the Company);

                  (v) any creation or assumption by the Company or any subsidiary of the Company of any Lien on any material asset of the Company or any subsidiary of the Company other than in the ordinary and usual course of business consistent with past practice;

                  (vi) any making of any loan, advance or capital contribution to or investment in any person by the Company or any subsidiary of the Company other than loans, advances or capital contributions to or investments in wholly owned subsidiaries of the Company;

                  (vii) (A) any contract or agreement entered into by the Company or any subsidiary of the Company relating to any material acquisition or disposition of any assets or business or (B) any material modification, amendment, assignment, termination or relinquishment by the Company or any subsidiary of the Company of any material contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee);

                  (viii) any change in any method of accounting or accounting principles or practice by the Company or any subsidiary of the Company, except for any such change required by reason of a change in GAAP;

                  (ix) any (A) grant of any severance or termination payment to any current or former director, officer, employee or consultant of the Company or any of its subsidiaries; (B) entering into of any employment, deferred compensation, change in control, severance, retention, consulting, indemnification, release or other agreement (or any amendment to any such existing agreement or arrangement) with any current or former director, officer, employee or consultant of the Company or any of its subsidiaries; (C) increase in any compensation or benefits payable or to become payable under any severance or termination pay or benefit plans or policies or employment, deferred compensation, retention, consulting, change in control, severance agreements or arrangements; or (D) increase in any compensation, bonus or benefits payable or to become payable to any current or former director, officer, employee or consultant of or to the Company or any of its subsidiaries other than, in the case of clause (D) only, increases prior to the date hereof in annual salary or wage rates payable to employees of the Company or any of its subsidiaries that have been granted in the ordinary and usual course of business consistent with past practice; or

                  (x) any new material tax election or revocation of a previous material tax election by the Company or any subsidiary of the Company, any settlement or compromise of any tax liability of the Company or any subsidiary of the Company, or change (or request to any taxing authority to change) any aspect of the method of accounting for tax purposes employed by the Company or any subsidiary of the Company.

          (h)  Litigation. There is no suit, action, investigation, audit or
               ----------
proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, (A) has had or could reasonably be expected to have a material adverse effect on the Company, or (B) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (A) or (B).

          (i)  Employees.
               ---------

                  (i) The Company Disclosure Schedule lists all employees employed by, and all individuals engaged on a formal contractual basis (for greater certainty, a formal contractual basis does not include hire letters and similar correspondence between the Company, its subsidiaries and any of their employees) to provide services to the Company or any of its subsidiaries as of the date hereof. For each of such employees compensated as at December 3, 2001, the Company Disclosure Schedule lists such employee's title, start date and rate of salary, commission or bonus entitlements (if any) and any other material benefits extended, or circumstances unique, to each such employee, including any rights to severance payments or similar allowances. The Company Disclosure Schedule sets out the name of each such employee who is entitled to a sales incentive or other payment from the Company in connection with or upon the Arrangement becoming effective or with the other transactions contemplated in this Agreement, and the amount of such payment. The Company agrees to supply Parent with a schedule setting forth the respective ages of the employees listed in Section 3.1(i) of the Company Disclosure Schedule within 10 days of the date hereof.

                  (ii) The Company and each of its subsidiaries is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours of work. No notice has been received by the Company or its subsidiaries of any complaint filed by any of the present or former employees against the Company claiming that the Company or any of its subsidiaries has violated Employment Standards or Human Rights legislation applicable in any jurisdiction in which the business is conducted or the Company operates. There are no outstanding orders or charges against the Company or any of its subsidiaries under Occupational Health and Safety legislation applicable in any jurisdiction in which the business is conducted or the Company or its subsidiaries operate. All levies, assessments and penalties made against the Company and its subsidiaries pursuant to applicable Workers' Compensation legislation have been paid by the Company, and the Company and its subsidiaries have not been reassessed under any such legislation during the past five years. All salary, wages, vacation pay, bonuses, commissions and other emoluments for and in respect of the present and former employees have been paid or accrued by the Company in the Interim Financial Statements in accordance with GAAP.

          (j)  Tax.
               ---

                  (i) The Company and each of its subsidiaries have timely filed, or caused to be filed, without relying on any extensions of filing deadlines, all Tax Returns required to be filed by them through the date hereof, and shall timely file all Tax Returns required to be filed on or before the Effective Time. All such Tax Returns are and will be true, correct and complete in all material respects. The Company and each of its subsidiaries have paid, or caused to be paid, all Taxes that are due and payable prior to the date hereof, and will continue to pay all Taxes when due from the date hereof to the Effective Time. The Interim Financial Statements contain an adequate provision in accordance with GAAP for all Taxes payable by the Company and its subsidiaries for all taxation years and portions thereof through the date of such financial statements, whether or not due and whether or not shown as being due on any Tax Returns. The Company and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes which have accrued in respect of any period subsequent to the period covered by such Interim Financial Statements. Since the date of such Interim Financial Statements, no material Tax liability not reflected in such statements has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. The Company and each of its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them, and have remitted same to the applicable Governmental Entity within the required time periods. Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other person.

                  (ii) Neither the Company nor any of its subsidiaries has received any notice of deficiency or proposed adjustments or any written notification that any material issues have been raised (and are currently pending) by the Canada Customs and Revenue Agency or any other Governmental Entity, including, without limitation, any sales tax authority, and no waivers of statutes of limitations have been given or requested with respect to the Company or any subsidiary. No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the Canada Customs and Revenue Agency or any other Governmental Entity against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the Company. No claim has ever been made by a taxing authority in a jurisdiction where neither the Company nor any of its subsidiaries files Tax Returns that the Company or any of its subsidiaries is or may be subject to Taxes assessed by such jurisdiction and, to the knowledge of the Company, neither the Company nor any of its subsidiaries is liable for Taxes in any jurisdiction where it has not filed a Tax Return. None of the Company and its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. All Tax liability of the Company and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended January 31, 2000. To the knowledge of the Company, there are no material proposed (but unassessed) additional Taxes of the Company or any of its subsidiaries and none has been asserted against the Company or any of its subsidiaries. No Tax liens have been filed against the Company or any of its subsidiaries other than for Taxes not yet due and payable. Neither the Company nor any of its subsidiaries is a party to or bound by any tax allocation or tax sharing agreement. Except as set forth in the Disclosure Letter relating to the Company, neither the Company nor any of its subsidiaries has been a member of any group filing a combined, consolidated, unitary or similar Tax Return. The paid-up capital for purpose of the Income Tax Act (Canada) of the Company Common Shares is no less than CAD $100,000,000.

                  (iii) Except as set forth in the Disclosure Letter, neither the Company nor any of its subsidiaries owns any assets that are used in the conduct of a trade or business in the U.S. None of the Company and its subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the United States Internal Revenue Code or any other applicable laws. None of the Company and its subsidiaries has been a United States real property holding corporation within the meaning of Section

897(c)(2) of the United States Internal Revenue Code or any other applicable Laws during the applicable period specified in Section 897(c)(1)(A)(ii).

                  (iv) For purposes of this Agreement, (a) "Tax" and "Taxes" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings, gains or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, employer health taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services taxes, harmonized sales taxes, customs duties or other taxes, fees, imposts, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any federal, provincial, state, local, municipal or other taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the United States Internal Revenue Code or any other applicable Laws) of another entity or a member of an affiliated or combined group; and (b) "Tax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any Governmental Entity relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          (k)  Compliance with Applicable Laws.
               -------------------------------

                  (i) Each of the Company and its subsidiaries has in effect all federal, state, local, domestic and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Permits, except where the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. The Company does not have any reason to believe any Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' Permits. The Company and its subsidiaries are in compliance with all (and have not violated any) foreign and domestic laws, orders, writs, injunctions, decrees, ordinances, policies, guidelines, awards, stipulations, statutes, judicial and administrative doctrines, rules and regulations entered by a Governmental Entity ("Laws"), except for noncompliance which individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on the Company. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated its intention to conduct the same.

                 (ii) To the Company's knowledge, the Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate has not had, and would not reasonably be expected to have, a material adverse effect on the Company. The term "Environmental Laws" means any Law, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; or (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material. During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which individually or in the aggregate has not had, and are not reasonably likely to have, a material adverse effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate have not had, and would not reasonably be likely to have, a material adverse effect on the Company. The term "Hazardous Material" means hazardous materials, contaminants, constituents, dangerous goods, deleterious substances, toxic substances, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: Canadian Environmental Protection Act, as amended; the Transportation of Dangerous Goods Act, as amended; the Fisheries Act, as amended; and any regulations thereunder and any similar provisional Laws, statutes or regulations.

          (l)  Contracts; Debt Instruments.
               ---------------------------

                 (i) The Company has heretofore made available to Parent true, correct and complete copies of (or, in the case of oral contracts, summaries of) all of the following, and all amendments, modifications and supplements thereto:
(A) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts other than employment agreements terminable at will or on not more than 30 days' notice without consideration (excluding obligations to pay severance or to provide notice or make payments-in-lieu of notice, which obligations are not prescribed by such agreements but rather are prescribed by employment laws of general application which cannot be waived or abrogated by agreement between the Company and such employees), including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company; (B) material distribution agreements, franchise agreements, original equipment manufacturer agreements, end user licenses, volume purchase agreements, software licenses, reseller agreements, joint sales agreements, territory arrangements, franchise, product development, licensing, commission or agency agreements, sales representative agreements, conditional sales contracts, and other agreements involving the payment of commissions or other consideration or providing for discounts with respect to the provision of services by the Company or its subsidiaries or the manufacture, licensing, rental, sale or distribution of the Company's products; (C) material joint development agreements, cooperative development agreements, technical development agreements, joint marketing agreements, cooperative marketing agreements, interoperability agreements and agreements with subcontractors related to the development, maintenance or quality assurance testing of the Company's products; (D) all material agreements, including employee and severance agreements, that either have change of control or similar provisions or otherwise have benefits or payment provisions that would be triggered by the consummation of the transactions contemplated hereby; (E) contracts granting a right of first refusal or first negotiation; (F) material partnership or joint venture agreements; (G) agreements for the acquisition, sale or lease (including leases in connection with financing transactions) of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 31, 1998 or, if prior to that date, having representations, warranties or indemnities that remain in effect or as to which claims are pending; (H) contracts or agreements with any Governmental Entity;
(I) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (J) agreements granting a pledge or security interest in respect of any assets of the Company to any third party, (K) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business; (L) agreements or arrangements, including but not limited to hedges, options, swaps, caps and collars, designed to protect the Company or any of its subsidiaries against fluctuations in interest rates, currency exchange rates or the prices of certain commodities and raw materials; (M) agreements with respect to the settlement of any suits, claims, actions, proceedings or investigations against the Company or any of its subsidiaries or any of their respective properties or assets, other than any such agreements which do not relate to Intellectual Property or Taxes or are not otherwise, individually or collectively, material, and (N) commitments and agreements to enter into any of the foregoing (collectively, the "Company Contracts"). Section 3.1 (l)(i) of the Company Disclosure Schedule sets forth a list of all the Company Contracts.

                 (ii) Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation of or default under) any Company Contract or any provision of its articles, by-laws or other organizational documents, except for violations or defaults that individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the Company. Each of the Company Contracts constitutes the valid and legally binding obligation of the Company or one or more of its subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. No party to any such Company Contract has given notice to the Company of or made a claim against the Company with respect to any material breach or default thereunder.

          (m) Title to Properties.
              -------------------

                 (i) The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, all their material properties and assets.

                 (ii) Each of the Company and its subsidiaries has complied with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such failure to comply or to be in full force and effect which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the Company. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where failure to do so, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on the Company.

          (n)  Noncompetition. The Company and its subsidiaries are not, and
               --------------
after the Effective Time, Parent will not be, by reason of any agreement to which the Company, or its subsidiaries are a party, subject to any non-competition or similar restriction on their respective businesses.

          (o)  Intellectual Property.
               ---------------------

                 (i) The Company Disclosure Schedule sets forth (1) a complete and correct list of the following categories of Company Owned Intellectual
Property: (A) registered and unregistered Trademarks; (B) Patents (including issued and applications therefore); (C) registered Copyrights; (D) Software (other than commercial "shrink wrap" software); (E) Trade Secrets; and (F) Network Identifiers; and in each case listing, as applicable, the registration number, and in the case of a registration, the registered owner, and the jurisdiction of registration; and (2) a complete and correct list of: (A) all agreements under which the Company or any of its subsidiaries use, have access to or exercise any other rights with regard to Company Licensed Intellectual Property which involve a payment in excess of US $10,000 or are otherwise material and (B) all agreements under which the Company or any of its subsidiaries has licensed to others, or has been granted a license or otherwise afforded, the right to access or use Company Intellectual Property or exercise any other rights with regard thereto which involve a payment in any amount or are otherwise material; in each case, specifying the parties to the agreement, the Intellectual Property that is licensed, and whether the license is exclusive or non-exclusive.

                 (ii) The Company and its subsidiaries own, or license or otherwise possess full, legally enforceable rights to use, all Intellectual Property that the Company or any of its subsidiaries uses or holds for use, in connection with its respective business, or that is material or necessary to its respective business, in each case, as such business currently is conducted, free and clear of conditions, adverse claims or other restrictions or any requirement of any past, present or future royalty payments.

                 (iii) All registrations for Company Owned Intellectual Property, including for Patents, Trademarks, and Copyrights, are registered in the name of the Company or its subsidiaries, as the case may be, and, to the best of the Company's knowledge, are valid and subsisting.

               (iv) The Company and its subsidiaries have a policy to secure valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Company Owned Intellectual Property of the rights to such contributions that the Company or its subsidiaries do not already own by operation of law. All Company Owned Intellectual Property was developed and created solely and exclusively by employees of the Company or its subsidiaries in their capacities as employees of the Company or its subsidiaries without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights and, where appropriate, waived moral rights, to the Company or its subsidiaries in valid and enforceable confidentiality and invention assignment agreements.

               (v) The Company and its subsidiaries have taken all reasonable and appropriate steps to protect and preserve the confidentiality of all of the Trade Secrets that comprise any part of Company Intellectual Property, and, to the best of the Company's knowledge, there are no unauthorized uses, disclosures or infringements of any such Trade Secrets; all use by, and disclosure to, any person of Trade Secrets that comprise any part of Company Intellectual Property has been pursuant to the terms of a written agreement with such person; all use by the Company and its subsidiaries of Trade Secrets owned by another person has been pursuant to the terms of a written agreement with such person or is otherwise lawful; and, to the best of the Company's knowledge, no Trade Secrets have been used, divulged or appropriated for the benefit of any person other than the Company or its subsidiaries or otherwise to the detriment of the Company or its subsidiaries.

               (vi) There is no pending in any forum (or, to the knowledge of the Company and its subsidiaries, threatened) assertion or claim: (A) challenging the validity, enforceability, ownership, scope or effectiveness of, or contesting the Company's or any of its subsidiaries' rights with respect to, any Company Owned Intellectual Property, (B) challenging the Company's or any of its subsidiaries' rights to use any Company Licensed Intellectual Property or the enforceability of any agreements or arrangements relating thereto, or (C) asserting that the Company's or any of its subsidiaries' use or exploitation of any Company Intellectual Property infringes upon, misappropriates, violates or conflicts in any way with the rights (including, without limitation, rights in Intellectual Property, rights of privacy, rights of publicity and rights in personal and other data) of any person; and, in each case, to the knowledge of the Company and its subsidiaries, there are no grounds for any such assertion or claim.

               (vii) Neither the Company nor any of its subsidiaries: (A) is or was a party to any suit, action or proceeding which involves a claim of infringement, breach or misappropriation of any Intellectual Property of any person; or (B) has brought any action, suit or proceeding against any person for infringement or misappropriation of, or breach of any license or agreement involving, any Company Intellectual Property.

               (viii) Neither the Company Intellectual Property nor the use or other exploitation thereof by the Company or any of its subsidiaries (or any consultant, contractor or employee of the Company or any of its subsidiaries who contributes to or has contributed to or participated in the creation or development of the Company Intellectual Property) infringes on, misappropriates, breaches or violates the rights in Intellectual Property or any other rights of any person.

               (ix) Neither the Company nor any of its subsidiaries has given or received any notice of default or any event which with the lapse of time would constitute a default under any agreement relating to the Company Intellectual Property; neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and its subsidiaries, any other party is currently in default with regard to any agreement relating to the Company Intellectual Property, and there exists no condition or event (including, without limitation, the execution, delivery and performance of this Agreement) which, with the giving of notice or the lapse of time or both, would constitute a default by the Company or any of its subsidiaries under any agreement relating to the Company Intellectual Property, or would give any person any rights of termination, cancellation, acceleration of any performance under any such agreement or result in the creation or imposition of any Lien.

               (x) Neither the Company nor any of its subsidiaries has entered into (A) any agreement to indemnify any other person against any charge of infringement, breach or misappropriation of any person's rights in Intellectual Property or (B) any agreement granting any person the right to bring infringement or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any the Company Owned Intellectual Property.

               (xi) No person other than the Company or its subsidiaries possesses any current or contingent rights to, or otherwise uses, any computer software source code that is part of the Company Owned Intellectual Property (including, without limitation, through any escrow account).

               (xii) The Company and its subsidiaries have obtained any and all necessary consents from consumers with regard to the Company's or its subsidiaries', as the case may be, collection and dissemination of personal information in accordance with the privacy policy published on any website owned and/or operated by or on behalf of the Company or its subsidiaries. The Company's and its subsidiaries' practices regarding the collection and use of consumer personal information are and have been in accordance with the applicable privacy policies adopted from time to time by the Company and its subsidiaries, as the case may be, and with all applicable Laws.

               (xiii) There are no material defects, malfunctions or nonconformities in any Software contained within the Company Owned Intellectual Property, and there are no material errors in any documentation of such Software related to, associated with or used or produced in the development, maintenance or marketing of such Software. All Software contained within the Company Owned Intellectual Property performs in all material respects in accordance with the specifications included therein or applicable thereto. No Software contained within the Company Owned Intellectual Property contains any timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routine which causes such software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed.

               (xiv)  As used in this Agreement:

                     (A) "Intellectual Property" means any and all intellectual property or proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (i) trademarks and pending trademark applications, trade dress, service marks, certification marks, logos, trade names, brand names, corporate names, assumed names and business names ("Trademarks"); (ii) issued patents and pending patent applications, and any and all divisions, continuations, provisional patent applications, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights ("Patents"); inventions, invention disclosures, discoveries and improvements, whether patentable or not; (iii) works of authorship, whether or not copyrightable, copyrights, copyright registrations and pending copyright registration applications and mask works ("Copyrights"); (iv) trade secrets (including, but not limited to, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common Law), business, technical and know-how information, non-public information, and confidential information and rights to limit the use or disclosure thereof by any person ("Trade Secrets"); (v) computer software and firmware, data files, source and object codes, user interfaces, manuals, databases and other specifications and documentation other than software owned by a third party that is generally commercially available and is not a material component or feature of the software supporting the products of the Company ("Software"); (vi); all internet protocol addresses and networks, including without limitation, DNS domain names, e-mail addresses, world wide web (www) and http addresses, network names, network addresses, (such as IPv4 and Ipv6) and services (such as mail or website) whether or not used or currently in service, and any registrations relating thereto ("Network Identifiers"); (vii) moral rights; (viii) claims, causes of action or defenses relating to the enforcement of any of the foregoing; and (ix) goodwill associated with the foregoing.

                     (B) "Company Intellectual Property" means any and all
               Intellectual Property that is being used or held for use, or is currently under development for use or is intended to be used, in the business of the Company or its subsidiaries, as such businesses currently are or are anticipated to be (from the date hereof through and including the Closing Date) conducted.

                     (C) "Company Licensed Intellectual Property" means all the
               Company Intellectual Property other than the Company Owned Intellectual Property.

                     (D) "Company Owned Intellectual Property" means all the
               Company Intellectual Property that is owned by the Company or its subsidiaries.

               (p) Collective Bargaining Agreements; Labor Disputes. Neither the
                   ------------------------------------------------
Company nor any of its subsidiaries is a party to any collective bargain agreements or other agreements or commitments with any trade union or other employee bargaining representatives (together,

"Collective Agreements"). There are no outstanding labor tribunal proceedings of any kind, including any proceedings which could result in certification of a trade union as a bargaining agent for any employees of the Company and its subsidiaries. There are no union organizing activities pending, or to the knowledge of the Company, threatened involving employees of the Company and its subsidiaries. No trade union, employee association or other entity holds bargaining rights with respect to any employees of the Company and its subsidiaries and no labor representatives have applied to have the Company or any of its subsidiaries declared a related employer pursuant to the Labour Relations Act (Ontario). Neither the Company nor any of its subsidiaries has any serious labor problems that might materially affect the value of the Company or its subsidiaries, taken as a whole, or lead to an interruption of its operations at any location. There is no strike, dispute, slowdown, lockout, shutdown, or work stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

               (q) Insurance. Section 3.1(q) of the Company Disclosure Schedule
                   ---------
lists all of the insurance policies and bonds currently maintained by the Company and its subsidiaries. There are currently no open workers compensation and general liability claims.

               (r) Insider Interests. No shareholder, officer, director,
                   -----------------
employee or agent of the Company has any material interest in any property, real or personal, tangible or intangible of the Company, is indebted or otherwise obligated to the Company, has any contractual relationship with the Company or is an officer, director, employee or consultant of a competitor of the Company. The Company is not indebted or otherwise obligated to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance.

               (s) Accounts Receivables. Except as described on Disclosure
                   --------------------
Schedule 3.1(s), all accounts receivable of the Company reflected on the balance sheet including in the Interim Financial Statements (the "Company Balance Sheet"), or created after the date of the Company Balance Sheet (less the amount of any bad debt reserve therefore), represent sales actually made in the ordinary course of business, and are current and fully collectible in full in the ordinary course of business and in any event within six months after the Closing Date.

               (t) Disclosure. None of this Agreement, the Company Disclosure
                   ----------
Schedule, any exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by the Company or on behalf of the Company by any of the Company's directors, officers or representatives in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statements of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact relating specifically to the Company, including its business and operations (as opposed to the software or similar technology markets in a general manner) which materially and adversely affects the business, prospects or condition of the Company or its properties or assets, which has not been set forth in this Agreement, the Company Disclosure Schedule, the Company Public Documents, any exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by the Company or on behalf of the Company by any of the Company's directors, officers or representatives in connection with the Arrangement and the other transactions contemplated by this Agreement.

               (u) Customers and Suppliers. The Company Disclosure Schedule
                   -----------------------
lists the names of and describes all contracts, agreements and arrangements with, and the appropriate percentage of the Company's business attributable to, the ten largest customers and ten most significant suppliers of the Company at the date of this Agreement, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Company with respect to which alternative sources of supply are not readily available on comparable terms and conditions.

               (v) Investment Canada Act. The Company does not carry on any
                   ---------------------
activity which relates to Canada's cultural heritage or national identity within the meaning of the Investment Canada Act (Canada).

               (w) Brokers. No broker, investment banker, financial advisor or
                   -------
other person (other than National Bank Financial Inc.), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true, correct and complete copy of the Company's engagement agreement with National Bank Financial Inc. has been made available to the Parent.

               (x) Opinion of Financial Advisor. The Company's Board of
                   ----------------------------
Directors has received the opinion of National Bank Financial Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio prescribed herein is fair to the Company's shareholders from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

               (y) Hart-Scott-Rodino. As of the end of the previous fiscal year,
                   -----------------
the total value of the Company's United States assets was an amount less than US $15 million and the total amount of the Company's United States revenue was an amount less than US $25 million.

               (z) Employee Benefits.
                   -----------------

                    (i) The Company Disclosure Schedule lists all of the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, retirement income, profit sharing, deferred compensation, stock compensation, stock option or purchase, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to the employees or former employees employed by the Company or any of its subsidiaries or applicable to any individual engaged on a formal contractual basis to provide services to the Company or any of its subsidiaries which are currently maintained or participated in or were maintained or participated in, by the Company or any of its subsidiaries at any time in the last five calendar years or in respect of which the Company or any of its subsidiaries has any liability or obligation (the "Employee Plans"). The Company Disclosure Letter also lists each loan (including the date and amount of the loan and current interest rate (if any)) to a non-officer employee or former employee of the Company or any subsidiary in excess of CAD $5,000 and each loan to an officer or director of the Company or any of its subsidiaries. All of the Employee Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to the Employee Plans or which affect the registration of any Employee Plan required to be registered. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such action, claim, proceeding or governmental audit or to affect the registration of any Employee Plan and no fact or circumstance exists that could adversely affect the tax-exempt status of an Employee Plan. There have been no improper withdrawals, applications or transfers of assets from any Employee Plan and none of the Company, its subsidiaries nor any of their agents has been in breach of any fiduciary obligation with respect to the administration or investment of the Employee Plans or the trusts or other funding media relating thereto.

                    (ii) All of the Employee Plans have been established, administered and invested in material compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Employee Plans and all obligations regarding the Employee Plans have been satisfied, there are no outstanding defaults or violations by any party to any Employee Plan and no Taxes, penalties or fees are owing or exigible under any of the Employee Plans. All contributions or premiums required to be made by the Company or any of its subsidiaries under the terms of each Employee Plan or by applicable Law have been made in a timely fashion in accordance with applicable Law and the terms of the Employee Plans, and neither the Company nor any of its subsidiaries has, and as of the Effective Date will have, any liability (other than liabilities accruing after the Effective Date) with respect to any of the Employee Plans. Contributions or premiums relating to the Employee Plans will be paid by the Company and its subsidiaries on an accrual basis for the period up to the Effective Date even though not otherwise required to be made until a later date. None of the Employee Plans is required under its terms or pursuant to applicable Law to be funded or insured on an actuarial or other pre-funding basis.

                    (iii) No amendments to any Employee Plan have been promised and no amendments to any Employee Plan will be made or promised prior to the Effective Date. None of the Employee Plans enjoys special tax status under applicable Laws, nor have any advance tax rulings been sought or received in respect of any Employee Plan.

                    (iv) There are no agreements or undertakings by the Company or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to employees or any former employee of the Company or any of its subsidiaries.

                    (v) None of the Employee Plans is subject to the Employee Retirement Income Security Act of 1974 (United States), as amended ("ERISA").

                    (vi) The Company has made available to Parent true, correct and complete copies of all of the Employee Plans as amended as of the date hereof together with all related documentation in its possession and any plan summaries, booklets and personnel manuals. No material changes have occurred to the Employee Plans or are expected to occur which would affect the financial reports or statements required to be provided to Parent pursuant to this Section 3.1(z)(vi). All employee data necessary to administer each Employee Plan has been provided by the Company to Parent and is true and correct.

                    (vii) No insurance policy or any contract or agreement affecting any Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Employee Plan is reasonable and sufficient to provide for all incurred but unreported claims.

                    (viii) Except as described in the Company Disclosure Letter, the consummation of the transactions contemplated hereunder will not result in any acceleration of vesting, increase in cost or liability, or increase in benefits under any Employee Plan.

               SECTION 3.2 Representations and Warranties of Parent. Except as
                           ----------------------------------------
set forth on the section of the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") that specifically relates to the corresponding section of this
Article III, Section 3.2, Parent represents and warrants to the Company as follows:

               (a) Organization, Standing and Corporate Power. Parent and each
                   ------------------------------------------
of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not and would not have a material adverse effect on Parent.

               (b) Subsidiaries. The Parent Disclosure Schedule lists each
                   ------------
subsidiary of the Parent and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Parent, by another subsidiary of the Parent or by the Parent and another such subsidiary, free and clear of all Liens. Except for the capital stock of its subsidiaries, and as disclosed in the Parent Disclosure Schedule, the Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

               (c) Capital Structure. The authorized capital stock of Parent
                   -----------------
consists of 100,000,000 shares of Common Stock of Parent, par value US $0.001 per share ("Parent Common Stock"), and 10,000,000 shares of preferred stock, par value US $0.001 per share ("Parent Preferred Stock"). At the close of business on December 3, 2001, (i) 16,873,633 shares of Parent Common Stock were issued and outstanding and no shares of Parent Preferred Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury, (iii) 4,256,141 shares of Parent Common Stock were subject to outstanding employee stock options to purchase shares of Parent Common Stock,
(iv) 4,582,160 shares of Parent Common Stock were reserved for issuance under Parent's 2000 Stock Option Plan, 2001 Stock Option Plan and 2001 Director Option Plan (collectively), (v) 479,501 shares of Parent Common Stock were reserved for issuance under the Parent's Employee Stock Purchase Plan and (vi) 117,647 shares of Parent Common Stock were reserved for issuance under an outstanding warrant to purchase shares of Parent Common Stock. Except as set forth above, at the close of business on December 3, 2001, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. As of the date of this Agreement, except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or its subsidiaries.

               (d) Authority; Noncontravention. Parent has the requisite
                   ---------------------------
corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes its valid and binding obligation, enforceable against it in accordance with its terms subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the articles of incorporation or by-laws of Parent or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, lease, shareholders agreement or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts violations, defaults, rights or Liens that individually or in the aggregate would not have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent, as the case may be, of any of the transactions contemplated by this Agreement, except for the Court fairness hearing as required under Section 3(a)(10) of the Securities Act, and the filings required under applicable Canadian and U.S. securities laws, and such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the Laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets, or (y) the "takeover" or "blue sky" Laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

               (e) SEC Documents; Financial Statements. Since May, 2001, Parent
                   -----------------------------------
has filed with the SEC all required reports and forms and other documents (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and none of the Parent SEC Documents contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and the Company flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except as set forth in the Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

               (f) Information Supplied. None of the information supplied or to
                   --------------------
be supplied by Parent for inclusion or incorporation by reference in the Circular will, at the time it is first mailed to the Company's shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Circular based on information concerning, relating to or supplied by the Company.

               (g) Brokers. No broker, investment banker, financial advisor or
                   -------
other person, other than U.S. Bancorp Piper Jaffray, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

               (h) Litigation. There is no suit, action, investigation, audit or
                   ----------
proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, taken as a whole, (A) has had or could reasonably be expected to have a material adverse effect on the Parent and its subsidiaries, taken as a whole, or (B) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (A) or (B).

               (i) Issued Shares. The shares of Common Stock in the capital of
                   -------------
the Parent to be issued upon consummation of the Arrangement will be validly issued, fully paid and non-assessable shares of the capital stock of the Parent. Subject to compliance with the requirements of Section 3(a)(10) under the Securities Act, the issuance of such shares will be exempt from the registration requirements of the Securities Act, and the resale of such shares by the shareholders of the Company will be exempt from the registration requirements of the Securities Act, subject to compliance with applicable federal securities laws, including Rule 145 and Rule 144 under the Securities Act. The shares of Common Stock of the Parent are quoted on NASDAQ.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

               SECTION 4.1 Conduct of Business of the Company. During the period
                           ----------------------------------
from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries (other than Live Picture Developpement S.A.R.L.) to, carry on their respective businesses in the ordinary course and use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers, employees and consultants and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except
(1) as contemplated by this Agreement, (2) as set forth in Section 4.1 of the Company Disclosure Schedule, or (3) with the prior written consent of Parent which shall not be unreasonably withheld or delayed, the Company shall not, and shall not permit any of its subsidiaries to:

               (a) (i) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent;

                       (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

                       (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (b) other than the issuance of the Company Common Shares upon the exercise of Options outstanding on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement and described in Section 4.1 of the Company Disclosure Schedule,

                      (i) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than pursuant to: (i) any draw on the Equity Line covering up to US $4,000,000 proposed to be created by the Company, (ii) any issuance pursuant to the Line of Credit, and
(iii) any commitments made or entered into by the Company providing for the financing of the Company's ongoing operations that are in the ordinary course of business and are not binding upon the Company other than upon the termination of this Agreement, provided that (i) such draws, issuances and commitments do not constitute a breach of Section 4.2, (ii) the Company provides Parent with prompt notice thereof, and (iii) such actions do not cause the withdrawal of the fairness opinion delivered by National Bank;

                      (ii) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement);

                      (iii) except as required by Section 5.16, accelerate the vesting of any of the Options;

               (c) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

               (d) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

               (e) other than security interests granted in connection with the Line of Credit, mortgage or otherwise encumber or subject to any Lien, or sell, lease, exchange or otherwise dispose of any of, its properties or assets outside of the ordinary course of business consistent with past practice or any properties or assets which in the aggregate are material to the Company;

               (f) (i) increase the rate or terms of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, executive officers, or employees other than usual and customary salary increases to non-management employees;

                      (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing employee benefit or pension plan or employment agreement described in the Company Public Documents filed prior to the date of this Agreement;

                      (iii) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement;

                      (iv) enter into any employment agreement with or for the benefit of any person; or

                      (v) increase the rate of compensation under or otherwise change the terms of any existing employment agreement; provided, however, that nothing in this clause (f) shall preclude payments under the terms of the existing incentive compensation plans of the Company in accordance with past practice;

               (g) change its fiscal year or any of the accounting principles or practices used by it;

               (h) value in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

               (i) (i) other than in connection with drawdowns under the Line of Credit, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for the incurrence of indebtedness which, in the aggregate, does not exceed CAD $100,000; or

                      (ii) make any loans, advances or capital contributions to, or investments in, any other person;

               (j) make or agree to make any new capital expenditures which in the aggregate exceed CAD $100,000;

               (k) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of any Tax Return for the taxable year ending January 31, 2001, except as may be required by applicable Law;

               (l) other than repayments of principal and interest under the Line of Credit, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Interim Financial Statements or incurred in the ordinary course of business consistent with past practice;

     (m) enter into, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

     (n) settle or compromise any pending or threatened suit, action or claim whether or not relating to the transactions contemplated hereby;

     (o) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto or that could, after the Effective Time, limit or restrict Parent or the Company and their respective affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area;

     (p) enter into any license or other agreement with respect to Intellectual Property, other than licenses or other agreements that do not, in any case, involve rights to computer software source code and that are, in all cases, granted on commercially reasonable terms in the ordinary course of business consistent with prior practice;

     (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in this Section 4.1 or any other action that (i) would make any of the representations or warranties of the Company contained in this Agreement (A) which are qualified as to materiality, untrue or incorrect or (B) which are not so qualified, untrue or incorrect in any material respect or (ii) would be reasonably likely to result in any of the conditions set forth in
Article VI hereof not being satisfied; provided, however, that this section shall not apply to the taking of any steps or entering into any agreement by the Company to accept, approve, recommend, enter into or give effect to a Superior Proposal (as defined below) in accordance with the provisions of, and not in violation of, Section 4.2 below; or

     (r) sell products directly to its distributors or retailers that would result in such distributor or retailer holding more than twelve (12) weeks of inventory on hand based on the previous four (4) weeks of sales of such products by such distributors and retailers to end-users in the United States. For the purposes of this paragraph, sales of products to distributors or retailers shall include only those sales of the top three (3) SKUs of the top six (6) retail customers and two (2) distributors of the Company, as set forth on Schedule 4.1(r) hereto.

     SECTION 4.2 No Inconsistent Activities.
                 --------------------------

     (a) The Company will not, and it will cause its subsidiaries and each officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries not to, directly or indirectly, solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (defined below), participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, the Company or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or enter into any agreement with respect to an Acquisition Proposal, provided, however, that nothing contained in this Section 4.2(a) shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is necessary for such Board to comply with its fiduciary duties to the Company's shareholders under applicable Law, (B) the Board of Directors of the Company determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated and would, if consummated, result in a transaction materially more favorable to the Company's shareholders than the Arrangement (any such materially more favorable Acquisition Proposal being referred to herein as a "Superior Proposal"), (C) prior to accepting, approving, recommending or entering into an agreement relating to a Superior Proposal, the Company (i) provides five (5) Business Days prior written notice to Parent to the effect that it is proposing to take such action, and (ii) in the event that Parent in its sole discretion offers to amend this Agreement to provide for terms substantially similar to those of the Superior Proposal, negotiates in good faith with Parent with respect to such offer, and (D) prior to furnishing information, or entering into discussions or negotiations with such person, the Company receives from such person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement (defined in Section 5.2 below). The Company shall notify Parent of any Acquisition Proposal or request for nonpublic information by any person who is considering making an Acquisition Proposal (including all material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a current basis of the status of any inquiries, discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent. Parent acknowledges and agrees that any such information provided to Parent shall be subject to the terms of the Confidentiality Agreement. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

     (b) The Board of Directors of the Company will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its recommendation that shareholders of the Company vote in favor of the Arrangement unless (i) the Company has fully complied with the terms of Section 5.1(d), (ii) a Superior Proposal is pending at the time the Board of Directors of the Company determines to take any such action, (iii) the Board of Directors of the Company after consultation with independent legal counsel, determines in good faith that such action is necessary for such Board to comply with the fiduciary duties to the Company's shareholders under applicable Law and (iv) the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than five Business Days prior to the time such action is taken).

     (c) Nothing in this Section 4.2 shall (i) permit the Company to terminate this Agreement (except in accordance with Article VII hereof) or (ii) affect any other obligations of the Company under this Agreement.

     (d) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal (whether or not conditional) regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of a material portion of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding Company Common Shares or the filing of a registration statement or prospectus in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.1 Preparation of the Circular; Company Meeting.
                 --------------------------------------------

     (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare the Circular, and, as promptly as practicable after obtaining the Interim Order, the Company shall file the Circular with the securities commissions in the Reporting Jurisdictions. Each of Parent and the Company shall furnish all information concerning itself to the other as the other may reasonably request in connection with such actions and the preparation of the Circular. The Company shall not distribute the Circular or any written material that would constitute, as advised by counsel to the Company, a "prospectus" relating to the Arrangement or the Parent Common Stock within the meaning of the Securities Act or any applicable securities Law without the prior written consent of Parent. Parent and the Company shall take any action required to be taken under any applicable provincial or state securities Laws (including "blue sky" Laws) in connection with the issuance of the Parent Common Shares and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither Parent nor the Company shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the Arrangement.

     (b) Parent agrees promptly to advise the Company if at any time prior to the Company Meeting any information provided by it in the Circular is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Circular, insofar as it relates to Parent and its subsidiaries, to comply with applicable Law after the mailing thereof to the Company's shareholders.

     (c) The Company agrees promptly to advise Parent if at any time prior to the Effective Time any information provided by it in the Circular is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Circular, as the case may be, insofar as it relates to the Company and its subsidiaries, to comply with applicable Law.

     (d) Subject to its acceptance, approval, or recommendation of, or entrance into, a Superior Proposal in accordance with Section 4.2 of this Agreement, the Company shall use its commercially reasonably efforts to solicit from its shareholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by applicable Law or otherwise to obtain the Company Shareholder Approval and, through a unanimous resolution of its Board of Directors, shall recommend to its shareholders the obtaining of the Company Shareholder Approval.

     SECTION 5.2 Access to Information; Confidentiality. Each of the Company and
                 --------------------------------------
Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party, and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of securities Laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Except as required by Law, each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreements dated July 26, 2001 and August 17, 2001, between Parent and the Company (collectively, the "Confidentiality Agreement").

     SECTION 5.3 Reasonable Efforts; Notification.
                 --------------------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated by this Agreement, including (i) the making of all necessary registrations and filings (including filings with Governmental Entities), (ii) the obtaining of all necessary consents, approvals or waivers from third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

     (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect or (ii) the failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.4 Parent Common Shares. Parent shall use reasonable efforts to
                 --------------------
cause the Parent Company Shares to be authorized for trading on NASDAQ by the Effective Time.

     SECTION 5.5 Conveyance Taxes. Parent and the Company shall cooperate in the
                 ----------------
preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar charges (collectively, "Conveyance Tax Expenses") which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All of such taxes and Conveyance Tax Expenses (to the extent not payable by the shareholders of the Company) shall be shared equally by the Company and Parent.

     SECTION 5.6 Indemnification, Exculpation and Insurance.
                 ------------------------------------------

     (a) The articles of incorporation and the by-laws of the Company (or any successor in the interest to the Company after the Effective Time) shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's articles of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by Law.

     (b) If Parent or the Company or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Company, as the case may be, shall assume the obligations set forth in this Section 5.6.

     SECTION 5.7 Fees and Expenses. Whether or not the Arrangement is
                 -----------------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except (i) those expenses incurred in connection with printing the Circular and any filing related thereto and any filing fees relating to obtaining the Interim Order or Final Order, and (ii) any filing fees relating to required filings in the provinces of Canada, which will be shared equally by Parent and the Company. Parent shall bear all reasonable out-of-pocket costs associated with giving effect to the transactions contemplated by the transfer of the Company Technology.

     SECTION 5.8 Public Announcements. Parent, on the one hand, and the Company,
                 --------------------
on the other hand, will not issue any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Arrangement, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange other than with the other party's prior verbal or written consent. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form attached hereto as Exhibit 5.8.
   -----------

          SECTION 5.9  Affiliates. The Company shall (i) within 30 days after
                       ----------
the date of this Agreement, deliver to Parent a letter identifying all persons who may be deemed affiliates of the Company or Parent, as the case may be, under Rule 145 of the Securities Act and (ii) no later than 30 days prior to the Effective Time, obtain (if not previously obtained) from each such affiliate a written agreement substantially in the form of Exhibit 5.9. The Company obtain
                                               -----------
such a written agreement as soon as practicable from any person who may be deemed to have become an affiliate of the Company or Parent, as the case may be, after the Company's delivery of the letters referred to in clause (i) above and prior to the Effective Time.

          SECTION 5.10 Repayment of Affiliate Receivables. At or prior to the
                       ----------------------------------
Closing Date, the Company agrees that it will cause to be paid in full (with accrued and unpaid interest) all amounts owing to the Company and its subsidiaries by any shareholder, officer or director or affiliate of the Company or any of its subsidiaries.

          SECTION 5.11 Company Executive Agreements. Agreements with certain
                       ----------------------------
executives of the Company listed on Schedule 5.11 shall be in full force and effect as of the Closing Date.

          SECTION 5.12 Takeover Statutes. If any "takeover" statute shall become
                       -----------------
applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company, subject to fiduciary duties, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such takeover statute on the transactions contemplated hereby.

          SECTION 5.13 Shareholder Rights Plan. The Company agrees that, unless
                       -----------------------
required by the terms of the Shareholder Rights Plan with respect to a competing transaction that is a Superior Proposal or a final and non-appealable order of a court having jurisdiction or an order of a securities commission having jurisdiction, the Company shall not redeem the SRP Rights or otherwise waive, amend, suspend the operation of or terminate the Shareholder Rights Plan without the prior written consent of Parent. The Company further agrees, within 24 hours of Parent requesting in writing, to waive the Shareholder Rights as regards a take-over bid made by Parent or an affiliate of Parent for the Company Common Shares, provided that the terms of such take-over bid are no less favorable than the terms of this Agreement.

          SECTION 5.14 Encumbered Patents. The Company shall use its best
                       ------------------
efforts to take all action necessary to clear, prior to the Closing Date and to Parent's reasonable satisfaction, any defects to title with respect to each of the following patents: (i) U.S. Patent No. 5,497,435; (ii) U.S. Patent No. 5,748,194; (iii) U.S. Patent No. 5,790,708; (iv) U.S. Patent No. 5,907,640; (v)
U.S. Patent No. 5,963,213; (vi) U.S. Patent No. 5,968,120; (vii) U.S. Patent No. 6,128,108; (viii) U.S. Patent No. 6,181,836; and (ix) U.S. Patent No. 5,968,120.

          SECTION 5.15 Supplemental Indenture. In the event the Warrants remain
                       ----------------------
outstanding after the Effective Date, the Company shall cause the Warrant Trustee (as such term is defined under that certain Warrant Indenture dated as of January 31, 2001, by and between the Company and Montreal Trust Company of Canada (the "Warrant Indenture")) to execute a supplemental indenture pursuant to Section 8.1 of the Warrant Indenture to (i) provide that the obligation to file financial statements furnished to shareholders of the Company with the Warrant Trustee as set forth in paragraph 5(d) of the Warrant Indenture, (ii) provide that all of the obligations of the Company under paragraph 5(h) of the Warrant Indenture, including the obligation to maintain "reporting issuer" status, shall be terminated or will be, upon the consummation of the Arrangement, obligations of Parent.

          SECTION 5.16 Acceleration of Company Options. The Company shall amend
                       -------------------------------
its stock option plan in accordance with the amendment attached hereto as
Schedule 5.16 and shall exercise its discretion under such amended stock option plan so as to (a) accelerate the vesting of all previously unvested Stock Options such that such Stock Options become exercisable as of 11:59 p.m. (Toronto Time) on the day immediately preceding the Effective Date, (b) provide a reasonable time period for such optionees to exercise such accelerated Stock Options, which exercise may be conditional upon the filing of the Articles of Arrangement, and (c) terminate any and all Stock Options which remain unexercised by the optionee immediately prior to the Effective Time, such that at the Effective Time all such unexercised Stock Options are terminated. The Company shall further, prior to the Effective Time, obtain all consents, approvals or waivers necessary for the acceleration and termination of the Stock Options, including, without limitation, approval from the Toronto Stock Exchange.

          SECTION 5.17 Canadian Corporation Income Taxes. The Company shall,
                       ---------------------------------
prior to the Effective Date, file its Canadian federal and provincial income tax returns for the fiscal year ended January 31, 2001. The Company shall, no later than three (3) days prior to making such tax filings, deliver to Parent copies of such tax returns. The Company shall assist Parent in determining the amount of paid-up capital for purposes of the Income Tax Act (Canada) of the Company Common Shares.

          SECTION 5.18 Additional Filings. If any proposed agreement with
                       ------------------
certain officers of the Company falls, in the opinion of Parent, within the definition of a "going private transaction" under OSC Rule 61-501 or Policy Q-27 of the CVMQ, the Company shall use its best efforts to obtain regulatory relief, on terms satisfactory to Parent, from all requirements applicable to going private transactions under OSC Rule 61-501 or CVMQ Policy Q-27.

          SECTION 5.19 D&O Insurance. The Company shall have in effect from the
                       -------------
date hereof until the Effective Date, continuous D&O insurance coverage having the same or better terms, including coverage limits and entity coverage, as maintained by the Company immediately prior to the date hereof. Prior to the Effective Date, the Company shall arrange for "run off" or "tail" insurance for a length of time covering the applicable statute of limitations period, but in no event expiring earlier than March 31, 2007, which insurance shall cover any claims made after the Effective Date which relate to events arising on or prior to the Effective Date.

          SECTION 5.20 Valuation Firm. The parties agree that the fair market
                       --------------
value of the technology, assets and other rights referred to in Section 1.3(a) below shall be as determined by a third party appraisal firm which firm shall be selected by Roxio.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          SECTION 6.1 Conditions to Each Party's Obligations to Effect the
                      ----------------------------------------------------
Arrangement. The respective obligation of each party to effect the Arrangement
-----------
is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The Company Shareholder Approval shall have
              --------------------
been obtained.

          (b) Interim and Final Orders. The receipt of the Interim Order and
              ------------------------
Final Order from the Court relating to the Arrangement in accordance with section 182 of the OBCA and the compliance by the other party with the terms of the Interim Order and Final Order issued by the Court relating to the Arrangement on terms reasonably satisfactory to Parent and the Company.

          (c) Articles of Arrangement. The filing of Articles of Arrangement
              -----------------------
with the Director under the OBCA.

          (d) NASDAQ National Market Listing. The Parent Common Shares issuable
              ------------------------------
to the Company's shareholders and the holders of Stock Options pursuant to this Agreement shall have been approved for inclusion on NASDAQ, subject to official notice of issuance.

          (e) No Injunctions or Restraints. No litigation brought by a
              ----------------------------
Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Arrangement, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Arrangement shall be in effect.

          (f) Approvals. All authorizations, consents, waivers, orders or
              ---------
approvals required to be obtained, and all filings, notices or declarations required to be made, by Parent and the Company prior to the consummation of the Arrangement and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities, except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not have a material adverse effect, at or after the Effective Time, on the Company or Parent.

          (g) Parent Common Shares. All necessary orders shall have been
              --------------------
obtained from Canadian securities regulatory authorities in the Reporting Jurisdictions such that the Parent Common Shares to be received by shareholders of the Company under the Articles of Arrangement as described in Section 1.3 are freely tradeable in the Reporting Jurisdictions, subject only to such shareholders not being "control persons" with respect to Parent and to such other usual and customary conditions.

          SECTION 6.2 Additional Conditions to Obligations of Parent. The
                      ----------------------------------------------
obligations of Parent to effect the Arrangement are also subject to the following conditions (any of which may be waived by Parent in whole or in part):

          (a) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty, expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

          (b) Agreements and Covenants. The Company shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

          (c) Consents Under Agreements. The Company shall have obtained the
              -------------------------
consent or approval of each person (i) listed on Schedule 6.2(c), and (ii) whose consent or approval shall be required in connection with the Arrangement under all loan or credit agreements, notes, mortgages, indentures, leases, contracts or other agreements, understandings or instruments to which it or any of its subsidiaries is a party, except those for which failure to obtain such consents and approvals would not have a material adverse effect on the Company or Parent after the Effective Time.

          (d) Affiliate Agreements. Parent shall have received from each person
              --------------------
who may be deemed to be an affiliate of the Company (under Rule 145 of the Securities Act) on or prior to the Closing Date a signed agreement substantially in the form of Exhibit 5.9A hereto.
               ------------

          (e) Certificates and Other Deliveries. The Company shall have
              ---------------------------------
delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the authorities in the jurisdictions in which the Company and its subsidiaries (other than Live Picture Developpement S.A.R.L.) are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and shareholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company, and (iii) a true and complete copy of the articles of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries (other than Live Picture Developpement S.A.R.L.) certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the by-laws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

          (f) Opinion of the Company Counsel. Parent shall have received the
              ------------------------------
opinion of counsel to the Company, in form and substance reasonably satisfactory to Parent, covering the matters set forth in Exhibit 6.2(f) attached hereto.
                                             --------------

          (g) Fairness Opinion. The written opinion of Company's financial
              ----------------
advisor shall not have been withdrawn at or prior to the Effective Time.

          (h) Consent of Auditors. The consent of PricewaterhouseCoopers LLP to
              -------------------
the filing of its audit report with respect to the Company's financial statements for the years ended January 31, 1999, 2000 and 2001, by Parent with the SEC shall have been received by the Company and shall not have been withdrawn or modified.

          (i) Resignation of Directors. Each member of the Board of Directors of
              ------------------------
the Company shall have submitted to the Company a written resignation as a director of the Company, effective upon consummation of the Arrangement.

          (j) Significant Stockholders Agreement. Each signatory to the
              ----------------------------------
Significant Stockholder Agreement shall have complied in all material respects with all agreements or covenants required by the Significant Stockholder Agreement to be performed or complied with by such person to the extent such compliance was called for at or prior to the Closing Date.

          (k) Disclosure. Parent shall not have become aware of any untrue
              ----------
statement of material fact relating to the Company, or an omission to state a material fact relating to the Company that has occurred after the date hereof and is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings) in any document filed by or on behalf of the Company with any securities commission or similar securities regulatory authority in any of the provinces of Canada or in the United States, including without limitation any annual information form, financial statement, material change report or management proxy circular or in any document so filed or released by the Company to the public.

          (l) Dissenting Shares. The holders of Company Common Shares
              -----------------
representing in excess of five percent (5%) of the outstanding Company Common Shares shall not have exercised dissent or similar right in connection with the Arrangement.

          (m) Warrants. Either (i) all outstanding Warrants shall have been
              --------
redeemed and/or terminated prior to the Effective Time, with no continuing obligation or liability of the Company or the Parent in connection therewith after the Effective Time, or (ii) (A) a legal opinion from Canadian and U.S. counsel, such opinions and counsel to be reasonably acceptable to Parent, shall have been delivered to Parent stating that the issuance of replacement warrants to the holders of Warrants, if applicable, and the issuance of shares of Parent Common Stock upon exercise of the Warrants or such replacement warrants, as applicable, in each case without registration under Canadian and United States (federal and state) securities laws, will not violate any Law or, in the case of the opinion to be provided by Canadian counsel, constitute a breach of the terms of the Warrants or any related agreements; and (B) the Supplemental Indenture described in Section 5.15 above shall have been signed by the Warrant Trustee and all necessary consents related thereto shall have been obtained, including, without limitation, the approval of the Toronto Stock Exchange.

         (n) No Material Adverse Change. From and including the date hereof,
             --------------------------
there shall not have occurred any event which has had or is reasonably likely to have a material adverse effect on the Company. For the purposes of this paragraph, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a material adverse effect: (a) any adverse change, event, or effect that is directly attributable or relating to conditions affecting the Canadian or US economy generally; (b) any adverse change, event, or effect that is directly attributable or relating to seasonality of customer demands or conditions affecting the software industry generally; (c) any failure by the Company to meet internal projections, budgets or forecasts; and (d) any adverse change, event or effect attributable or relating to the announcement or pendency of this Agreement or the transactions contemplated hereby.

         SECTION 6.3  Additional Conditions to Obligations of the Company. The
                      ---------------------------------------------------
obligations of the Company to effect the Arrangement are also subject to the following conditions (any of which may be waived by the Company in whole or in part):

         (a) Representations and Warranties. Each of the representations of
             ------------------------------
Parent contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty, expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

         (b) Agreements and Covenants. Parent shall have performed or complied
             ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

         (c) Certificates and Other Deliveries. Parent shall have delivered to
             ---------------------------------
the Company (i) a good standing certificate from the Secretary of State of Delaware stating that Parent is a validly existing corporation; (ii) duly adopted resolutions of the Board of Directors of Parent approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary or the Assistant Secretary of Parent; (iii) a true, complete and certified copy of the certificate of incorporation or comparable governing instrument of Parent; and (iv) a true and complete copy of the by-laws of Parent, certified by the Secretary or Assistant Secretary of Parent.

         (d) Fairness Opinion. The written opinion of the Company's financial
             ----------------
advisor referenced in Section 3.1(x) above shall not have been withdrawn at or prior to the Company Meeting.

         (e) Opinion of Parent Counsel and Special Canadian Parent Counsel. The
             -------------------------------------------------------------
Company shall have received the opinion of counsel to Parent in the form and substance as set forth in Exhibit 6.3(e)-1 and opinion of special Canadian counsel to Parent in
         ----------------
substance to the effect as set forth in Exhibit 6.3(e)-2, in form and substance
                                        ----------------
satisfactory to the Company acting reasonably.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.1  Termination. This Agreement may be terminated at any time
                      -----------
prior to the Effective Time:

         (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

         (b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by April 30, 2002; provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(b);

         (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by April 30, 2002; provided that, in any case a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(c);

         (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Arrangement and such order, decree or ruling or other action shall have become final and nonappealable;

         (e) by either Parent or the Company, if the Arrangement shall not have occurred by April 30, 2002 (subject to extension by a number of days equal to the number of days the Company Meeting is adjourned pursuant to Section 1.1(c) above), unless the failure to consummate the Arrangement is the result of a breach of covenant set forth in this Agreement or a willful and material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement;

         (f) by either Parent or the Company if any approval of the shareholders of the Company required for the consummation of the Arrangement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's shareholders or at any adjournment or postponement thereof;

         (g) by Parent, if there is a material breach by the Company of any of its obligations under Section 1.1(c), Section 4.2 or Section 5.1(d) hereof; or

         (h) by either Parent or the Company if the Board of Directors of the Company approves or recommends a Superior Proposal and the shareholders of the Company approve such Superior Proposal.

         SECTION 7.2  Effect of Termination. In the event of termination of this
                      ---------------------
Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company or their respective officers or directors, except as set forth in this Section 7.2, Section 7.5 and Article VIII which shall survive termination.

         SECTION 7.3  Amendment. This Agreement may be amended by the parties at
                      ---------
any time before or after approval hereof by the shareholders of the Company; provided, however, that after such shareholder approval there shall not be made any amendment that by Law requires further approval by the shareholders of the Company or Parent without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.4  Extension; Waiver. At any time prior to the Effective
                      -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No investigations made by or on behalf of any party at any time and no knowledge acquired by such party at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representations or warranties made by the other party in or pursuant to this Agreement.

         SECTION 7.5  Termination Fee. In the event that (i) an Acquisition
                      ---------------
Proposal shall have been made to the Company (whether or not conditional) or any of its subsidiaries or any of its shareholders and such Acquisition Proposal shall have been publicly announced or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its subsidiaries (an "Announced Proposal") and thereafter the Agreement is terminated by either Parent or the Company pursuant to Section 7.1(f) or Section 7.1(h), or (ii) the Agreement is terminated by Parent pursuant to Section 7.1(g), then the Company shall pay to Parent the sum of CAN $1,650,000 in cash (the "Termination Fee") payable as follows:

         (a) if the Agreement is terminated by the Company or the Parent in accordance with Section 7.1(f) of the Agreement following the receipt or announcement of the Announced Proposal and the Board of Directors does not approve the Announced Proposal prior to the Company Meeting and does not withdraw or modify adversely its recommendation of the Arrangement, then the Termination Fee shall be payable at the time and only upon the execution, within six (6) months from the date of termination of this Agreement, of a definitive agreement with respect to (i) such Announced Proposal or (ii) any other Acquisition Proposal; and

         (b) in all other circumstances, the Termination Fee shall be payable on the first Business Day following a termination by the Company or Parent.

         SECTION 7.6  Procedure for Termination, Amendment, Extension or Waiver.
                      ---------------------------------------------------------
A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Parent or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.1  Nonsurvival of Representations and Warranties. None of the
                      ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Arrangement.

         SECTION 8.2  Notices. All notices, requests, claims, demands and other
                      -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) and sent simultaneously by facsimile, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to the Parent, to

                  ROXIO, INC.
                  461 South Milpitas Boulevard
                  Milpitas, CA  95035  USA
                  Facsimile:  (408) 957-4544
                  Attention:  Bill Growney, Esq.


                  with a copy to:

                  O'Melveny & Myers LLP
                  990 Marsh Rd.
                  Menlo Park, CA  94025

                Facsimile: (650) 473-2601
                Attention: David A. Krinsky, Esq.

         (b)    if to the Company, to

                MGI Software Corp.
                50 West Pearce Street
                Richmond Hill, Ontario
                L4B 1E3
                Facsimile:  905-707-3678
                Attention:  President

                with a copy to:

                LaBarge Weinstein
                333 Preston Street
                Xerox Tower, 11th FL
                Ottawa, ON  K1S 5N4
                Facsimile:  (613) 231-3900
                Attention:  Paul Labarge, Esq.

         SECTION 8.3 Definitions For purposes of this Agreement:
                     -----------

         (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; and

         (b) "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section
7.3 of this Agreement or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order; and

         (c) "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made; and

         (d) "Business Day" means any day on which commercial banks are generally open for business in San Francisco, California and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in San Francisco, California under the laws of the State of California or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada; and

         (e) "Closing Date" means the Effective Date; and

         (f) "Company Meeting" means the special meeting of the Company shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement; and

         (g) "Company Technology" means, subject to Section 1.3(a), all intellectual property outside the United States which the Company has the right to exploit; and

         (h) "Court" means the Superior Court of Justice (Ontario); and

         (i) "Director" means the Director appointed pursuant to section 278 of the OBCA; and

         (j) "Dissent Rights" means rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA, as modified by section 3.1 of the Plan of Arrangement; and

         (k) "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement; and

         (l) "Effective Time" means 12:01 a.m. (Eastern Standard Time) on the Effective Date; and

         (m) "Exchange Act" means the United States Securities and Exchange Act of 1934, as amended; and

         (n) "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed; and

         (o) "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement; and

         (p) "NASDAQ" means the National Association of Securities Dealers Automated Quotation System; and

         (q) "OBCA" means the Business Corporations Act (Ontario), as amended;
and

         (r) "person" means an individual, firm, corporation, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status; and

         (s) "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit A attached hereto and any amendments or
                           ---------
variations thereto made in accordance with Section 7.3 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order; and

         (t) "Securities Act" means the United States Securities Act of 1933, as amended; and

         (u) "Significant Stockholders" means Perseus Capital LLC, Oren Asher, Anthony DeCristofaro, Rocco Rossi, Ken MacKenzie, Henry Eaton, Uri Kozai, Ihor Peyelycky, Ian Giffen, Dennis Bennie, Kenneth Socha, and Harvey Roxioberg; and

         (v) "Special Resolution" means the special resolution of the holders of the Company Common Shares, to be substantially in the form and content of Exhibit B hereto.
---------

         SECTION 8.4 Interpretation. When a reference is made in this Agreement
                     --------------
to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 8.5 Counterparts. This Agreement may be executed in one or more
                     ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties whether by mail, overnight courier, personal delivery or facsimile.

         SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This
                     ----------------------------------------------
Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all agreements prior to the date hereof and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Section 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.7 Governing Law. This Agreement shall be governed by, and
                     -------------
construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 8.8 Assignment. Neither this Agreement nor any of the rights,
                     ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.9 Enforcement. The parties agree that irreparable damage
                     -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the States of California, Delaware or New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of California, Delaware or New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a court sitting in the State of California, Delaware or New York.

         SECTION 8.10 Currency. References in this Agreement to "US $" shall
                      --------
mean to the lawful currency of the United States and references in this Agreement to "CAD $" shall mean to the lawful currency of Canada.

         SECTION 8.11 Exchange Rate. For purposes of construction of the terms,
                      -------------
any reference herein to U.S. Dollars or U.S.$ shall be deemed to include the equivalent in Canadian Dollars calculated based upon the exchange rate for the sale of U.S. Dollars reported by the Federal Reserve Bank of the United States of America as of the Effective Date and any reference herein to Canadian Dollars or CAN $ shall be deemed to include the equivalent in U.S. Dollars calculated based upon the exchange rate for the sale of Canadian Dollars reported by The Royal Bank of Canada as of the Effective Date.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above

Attest:                                     "Parent"

                                            Roxio, Inc.,
                                            a Delaware corporation

                                            By:_______________________________
By:  _________________________              Name:_____________________________
     Name:____________________              Title:
     Title:___________________


Attest:                                     "Company"

                                            MGI Software Corp.,
                                            an Ontario corporation

By:  _________________________              By:_______________________________
     Name:____________________              Name:_____________________________
     Title:___________________              Title:____________________________

                              COMBINATION AGREEMENT

                          Dated as of December 3, 2001

                                 By and Between

                                   Roxio, Inc.

                                       and

                               MGI Software Corp.

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                        Page
                                                 ARTICLE I

                                              THE ARRANGEMENT

SECTION 1.1     Implementation Steps ..................................................................    1
SECTION 1.2     Interim Order .........................................................................    2
SECTION 1.3     Articles of Arrangement ...............................................................    3
SECTION 1.4     Alternative Structure .................................................................    3

                                                 ARTICLE II

                       EFFECT OF THE PLAN OF ARRANGEMENT ON THE CAPITAL STOCK OF THE
                             CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 2.1     Exchange of Company Common Shares .....................................................    4
SECTION 2.2     Treatment of Stock Options; Warrants ..................................................    4
SECTION 2.3     Adjustments to Exchange Ratio .........................................................    5

                                                 ARTICLE III

                                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1     Representations and Warranties of the Company .........................................    6
SECTION 3.2     Representations and Warranties of Parent ..............................................   25

                                                  ARTICLE IV

                                   COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1     Conduct of Business of the Company ....................................................   28
SECTION 4.2     No Inconsistent Activities ............................................................   31

                                                  ARTICLE V

                                            ADDITIONAL AGREEMENTS

SECTION 5.1     Preparation of the Circular; Company Meeting ..........................................   33
SECTION 5.2     Access to Information; Confidentiality ................................................   34
SECTION 5.3     Reasonable Efforts; Notification ......................................................   34
SECTION 5.4     Parent Common Shares ..................................................................   35
SECTION 5.5     Conveyance Taxes ......................................................................   35
SECTION 5.6     Indemnification, Exculpation and Insurance ............................................   35
SECTION 5.7     Fees and Expenses .....................................................................   35
SECTION 5.8     Public Announcements ..................................................................   35
SECTION 5.9     Affiliates ............................................................................   36

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                        Page
SECTION 5.10    Repayment of Affiliate Receivables ....................................................   36
SECTION 5.11    Company Executive Agreements ..........................................................   36
SECTION 5.12    Takeover Statutes .....................................................................   36
SECTION 5.13    Shareholder Rights Plan ...............................................................   36
SECTION 5.14    Encumbered Patents ....................................................................   36
SECTION 5.15    Supplemental Indenture ................................................................   36
SECTION 5.16    Acceleration of Company Options .......................................................   37
SECTION 5.17    Canadian Corporation Income Taxes. ....................................................   37
SECTION 5.18    Additional Filings ....................................................................   37
SECTION 5.19    D&O Insurance .........................................................................   37
SECTION 5.20    Valuation Firm ........................................................................   37

                                                  ARTICLE VI

                                             CONDITIONS PRECEDENT

SECTION 6.1     Conditions to Each Party's Obligations to Effect the Arrangement ......................   38
SECTION 6.2     Additional Conditions to Obligations of Parent ........................................   38
SECTION 6.3     Additional Conditions to Obligations of the Company ...................................   41

                                                 ARTICLE VII

                                      TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1     Termination ...........................................................................   42
SECTION 7.2     Effect of Termination .................................................................   43
SECTION 7.3     Amendment .............................................................................   43
SECTION 7.4     Extension; Waiver .....................................................................   43
SECTION 7.5     Termination Fee .......................................................................   43
SECTION 7.6     Procedure for Termination, Amendment, Extension or Waiver .............................   44

                                                 ARTICLE VIII

                                              GENERAL PROVISIONS

SECTION 8.1     Nonsurvival of Representations and Warranties .........................................   44
SECTION 8.2     Notices ...............................................................................   44
SECTION 8.3     Definitions ...........................................................................   45
SECTION 8.4     Interpretation ........................................................................   47
SECTION 8.5     Counterparts ..........................................................................   47
SECTION 8.6     Entire Agreement; No Third-Party Beneficiaries ........................................   47
SECTION 8.7     Governing Law .........................................................................   47
SECTION 8.8     Assignment ............................................................................   47
SECTION 8.9     Enforcement ...........................................................................   47
SECTION 8.10    Currency ..............................................................................   48

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                Page
SECTION 8.11     Exchange Rate .................................................................  48

EXHIBITS
     EXHIBIT A        -  Plan of Arrangement
     EXHIBIT B        -  Arrangement Resolution
     EXHIBIT 2.3      -  Net Working Capital Calculation and Net Shareholders'
                         Equity Calculation Form of the Company Affiliate Letter
     EXHIBIT 3.1      -  Company Disclosure Schedule
     EXHIBIT 3.2      -  Parent Disclosure Schedule
     EXHIBIT 5.8      -  Form of Press Release
     EXHIBIT 5.9      -  Form of the Company Affiliate Letter
     EXHIBIT 6.2(f)   -  Opinion of the Company Counsel
     EXHIBIT 6.3(e)-1 -  Opinion of the Parent Counsel
     EXHIBIT 6.3(e)-2 -  Opinion of the Special Canadian Parent Counsel
     Schedule 4.1(r)  -  List of Top SKUs/Customers/Distributors
     Schedule 5.11    -  List of Executives
     Schedule 5.16    -  Stock Option Plan Amendment
     Schedule 6.2     -  Required Consents

                     LIST OF OMITTED SCHEDULES AND EXHIBITS

The following Exhibits and Schedules to the Combination Agreement have been omitted and shall be furnished supplementally to the Commission upon request:

     EXHIBIT A        -  Plan of Arrangement
     EXHIBIT B        -  Arrangement Resolution
     EXHIBIT 2.3      -  Net Working Capital Calculation and Net Shareholders'
                         Equity Calculation Form of the Company Affiliate Letter
     EXHIBIT 3.1      -  Company Disclosure Schedule
     EXHIBIT 3.2      -  Parent Disclosure Schedule
     EXHIBIT 5.8      -  Form of Press Release
     EXHIBIT 5.9      -  Form of the Company Affiliate Letter
     EXHIBIT 6.2(f)   -  Opinion of the Company Counsel
     EXHIBIT 6.3(e)-1 -  Opinion of the Parent Counsel
     EXHIBIT 6.3(e)-2 -  Opinion of the Special Canadian Parent Counsel
     Schedule 4.1(r)  -  List of Top SKUs/Customers/Distributors
     Schedule 5.11    -  List of Executives
     Schedule 5.16    -  Stock Option Plan Amendment
     Schedule 6.2     -  Required Consents